Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-192744 and 333-199153) of our report relating to the consolidated financial statements of PHARMA-BIO SERV, INC. and its subsidiaries (the "Company"), dated January 29, 2015, appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2014.

/s/ Horwath Velez & Co. PSC

Guaynabo, Puerto Rico
January 29, 2015

Stamp number E134981 was affixed to the original of this report.